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EXHIBIT 4.4

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                          REGISTRATION RIGHTS AGREEMENT

                                 BY AND BETWEEN

                         PACIFIC ENERGY RESOURCES LTD.,

                              GOLDMAN, SACHS & CO.,

                               SPCP GROUP, L.L.C.

                                       AND

                               SPCP GROUP III LLC


                          DATED AS OF NOVEMBER 30, 2006




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                                TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----

ARTICLE I --INTERPRETATION...................................................1
Section 1.1.      Certain Definitions........................................1
ARTICLE II --REGISTRATION UNDER APPLICABLE SECURITIES LAWS...................7
Section 2.1.      Demand Registration........................................7
Section 2.2.      Incidental Registration....................................9
Section 2.3.      Registration Procedures...................................10
Section 2.4.      Incidental Underwritten Offerings.........................15
Section 2.5.      Preparation; Reasonable. Investigation....................15
Section 2.6.      Indemnification...........................................16
Section 2.7.      Adjustments Affecting Registrable Shares. ................18
Section 2.8.      Expenses..................................................18
ARTICLE HI --ADDITIONAL COVENANTS...........................................19
Section 3.1.      POP System Eligibility. ................................. 19
Section 3.2.      Other Registration Rights.................................19
Section 3.3.      Rule 144 and Rule 144A....................................19
ARTICLE IV --MISCELLANEOUS..................................................20
Section 4.1.      Calculation of Time Periods...............................20
Section 4.2.      Severability..............................................20
Section 4.3.      Amendments................................................20
Section 4.4.      Waiver....................................................20
Section 4.5.      Time of Essence...........................................20
Section 4.6.      Further Acts..............................................20
Section 4.7.      Notices...................................................20
Section 4.8.      Entire Agreement..........................................20
Section 4.9.      Binding Effect; Assignment................................21
Section 4.10.     Descriptive Headings......................................21
Section 4.11.     GOVERNING LAW.............................................21
Section 4.12.     CONSENT TO EXCLUSIVE JURISDICTION.........................21
Section 4.13.     WAIVER OF JURY TRIAL......................................21
Section 4.14.     Counterparts..............................................22

                          REGISTRATION RIGHTS AGREEMENT

         THIS REGISTRATION RIGHTS AGREEMENT (this "AGREEMENT"), is dated as of November 30, 2006, between Pacific Energy Resources Ltd., a Delaware corporation (the "COMPANY"), Goldman, Sachs & Co. ("GOLDMAN"), and SPCP Group, L.L.C. and SPCP Group III LLC (together, "SILVER POINT", and each with Goldman, each a "BUYER," and collectively, the "BUYERS").

                                    RECITALS:

         A. Reference is hereby made to those certain Warrant Purchase Agreements dated of even date herewith (as they may be amended, supplemented or otherwise modified, the "WARRANT PURCHASE AGREEMENT"), by and between the Company and each Buyer. Terms used but not defined herein shall have the respective meanings assigned to such terms in the Warrant Purchase Agreement.

         B. The Company and the Buyers are entering enter into this Agreement to reflect the agreement of the parties hereto regarding registration rights with respect to the shares of common stock of the Company, par value $0.0001 per share (the "COMMON STOCK") now owned or hereafter acquired by a Buyer.

                                   AGREEMENT:

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Company and the Buyers hereby agree as follows.

                            ARTICLE I--INTERPRETATION
                                       --------------

         SECTION 1.1. CERTAIN DEFINITIONS.

         (a) In this Agreement, unless the context otherwise requires, the following terms have the following respective meanings:

         "AFFILIATE" has the meaning assigned to such term in Rule 405 under the U.S. Securities Act.

         "APPLICABLE SECURITIES LAWS" means the applicable Canadian Securities Laws and the applicable U.S. Securities Laws.

         "BOARD OF DIRECTORS" means the board of directors of the Company.

         "BUSINESS DAY" means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close.

         "CANADIAN SECURITIES COMMISSIONS" means, collectively, the securities commission of each of the Qualifying Jurisdictions in Canada or any other securities regulatory authority of any such Qualifying Jurisdiction at the time administering the Canadian Securities Laws of such Qualifying Jurisdiction.

         "CANADIAN SECURITIES LAWS" means, collectively, the securities laws from time to time in effect of each of the Qualifying Jurisdictions in Canada and the respective rules and regulations from time to time made and forms from time to time prescribed thereunder and all published policy statements, notices, interpretation notes, blanket orders and rulings and other instruments from time to time in effect of the Canadian Securities Commissions of such Qualifying Jurisdictions (including national policy statements, notices and other instruments from time to time in effect of the Canadian Securities Administrators).

         "COMMON SHARE OPTION PLAN" means the stock option plan or any similar or replacement plan established by the Company or any of its direct or indirect wholly-owned subsidiaries from time to time and pursuant to which Common Shares are issuable

         "COMMON SHARES" means shares of Common Stock of the Company.

         "COMPANY SECURITIES" means all outstanding Common Shares and Common Shares issuable upon exercise of Convertible Securities and Stock Options.

         "CONVERTIBLE SECURITIES" means (i) the Warrants, and (ii) any other securities convertible into, or exchangeable or exercisable for, Common Shares, including exchangeable securities, convertible debentures, convertible preferred shares, warrants and rights but excluding Stock Options.

         "DEMAND REGISTRATION NOTICE" has the meaning attributed thereto in
SECTION 2.1(a).

         "EFFECTIVE" means, with respect to the registration of any securities,
(i) in circumstances in which any Canadian Securities Laws are applicable, the issuance by applicable Canadian Securities Commissions of receipts (including a mutual reliance review system decision document pursuant to the Expedited Review System) under such Canadian Securities Laws for a Prospectus (excluding, if the PREP Procedures are applicable, any PREP Information omitted therefrom) relating to the qualification of such securities; and (ii) in circumstances in which the U.S. Securities Laws are applicable, the declaration by the SEC of the effectiveness or the deemed effectiveness under the U.S. Securities Act of a Registration Statement relating to the registration of such securities, and "EFFECTIVENESS" and similar terms have correlative meanings and "EFFECTIVE TIME" means the time and date as of which any such Prospectus or Registration Statement becomes effective.

         "EXPEDITED REVIEW SYSTEM" means National Policy 43-201 - MUTUAL RELIANCE REVIEW SYSTEM FOR PROSPECTUSES AND ANNUAL INFORMATION FORMS - of the Canadian Securities Administrators, or any successor thereto, as from time to time amended.

         "INCIDENTAL REGISTRATION NOTICE" has the meaning attributed thereto in
SECTION 2.2(a).

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         "MATERIAL ADVERSE CHANGE" means any change (or any condition, event or development involving a prospective change) in the business, operations, results of operations, assets, capitalization, financial condition, licenses, permits, concessions, rights, liabilities, prospects or privileges, whether contractual or otherwise, of the Company or Buyer, as the case may be, taken as a whole, which is materially adverse to the business of the Company or Buyer, as the case may be, taken as a whole, or which would have a material adverse effect on the ability of such party to consummate the transactions contemplated hereby.

         "MATERIAL CHANGE", "MATERIAL FACT" and "MISREPRESENTATION" have the respective meanings attributed thereto under applicable Canadian Securities Laws, provided that, in circumstances in which the Canadian Securities Laws of any Qualifying Jurisdiction in Canada are applicable and any such term is not defined thereunder or in circumstances in which no Canadian Securities Laws are applicable, such term or terms, as the case may be, shall have the respective meanings attributed thereto in the SECURITIES ACT, and provided further that, in circumstances in which the U.S. Securities Laws are applicable, "MATERIAL FACT" shall have the meaning attributed thereto under applicable U.S. Securities Laws having regard to Rules 405 and 408 under the U.S. Securities Act and "MISREPRESENTATION" shall mean an untrue statement of a material fact or an omission to state a material fact required to be stated or necessary to make a statement not misleading in light of the circumstances under which it was made.

         "NASD" means the National Association of Securities Dealers, Inc., or any successor thereto.

         "NI 44-103" means National Instrument 44-103 - POST-RECEIPT PRICING - of the Canadian Securities Administrators, or any successor thereto, as from time to time amended.

         "OFFERING DOCUMENTS" means, with respect to any registration of Registrable Shares, a Preliminary Prospectus and a Prospectus (and, if the PREP Procedures are applicable, a Supplemental PREP Prospectus) relating to such registration and any other document (including, unless the context otherwise requires, any amendment or supplement to such Preliminary Prospectus, Prospectus or Supplemental PREP Prospectus) required by Applicable Securities Laws to be delivered by or on behalf of Participating Securityholders to prospective purchasers of such Registrable Shares in connection with the resale and distribution thereof.

         "PARTICIPATING SECURITYHOLDER" has the meaning attributed thereto in
SECTION 2.1(a) and SECTION 2.2(a)(i), as the case may be.

         "PERSON" includes any individual, corporation, body corporate, limited liability company, partnership, association, trust, estate or unincorporated organization, or any trustee, executor, administrator or other legal or personal representative, government body or regulatory authority or other entity however designated or constituted.

         "POP SYSTEM" means the prompt offering qualification system for the distribution of securities by means of a short form prospectus provided for under National Instrument 44-101 -SHORT FORM PROSPECTUS DISTRIBUTIONS - of the Canadian Securities Administrators, or under any successor to such national instrument, as from time to time amended.

         "PRELIMINARY PROSPECTUS" means a preliminary prospectus or preliminary short form prospectus, as applicable, of the Company, in a form which counsel to the Company and counsel to the Requesting Securityholder shall consider suitable, relating to the resale and distribution of Registrable Shares (and such other securities, if any, as provided in SECTION 2.1(b) and SECTION 2.2(a)) in the Qualifying Jurisdictions in Canada under Applicable Securities Laws or the POP System, as applicable and, unless the context otherwise requires, includes any documents incorporated or deemed to be incorporated by reference therein under the POP System and, if Quebec is a Qualifying Jurisdiction, the French language version thereof, provided that such term shall also mean, unless the context otherwise requires, such prospectus which shall constitute part of, and be included in, the Registration Statement relating to such resale and distribution in the United States.

         "PREP INFORMATION" means the information to be set forth in a Supplemental PREP Prospectus that is permitted to be omitted from the Prospectus relating to such Supplemental PREP Prospectus in accordance with the PREP Procedures.

         "PREP PROCEDURES" means the rules and procedures established under NI 44-103 for the pricing of securities in certain prospectus offerings after a receipt for the prospectus has been obtained.

         "PROPOSED REGISTRATION NOTICE" has the meaning attributed thereto in
SECTION 2.2(a).

         "PROSPECTUS" means a final prospectus or final short form prospectus, as applicable, of the Company, in a form which counsel to the Company and counsel to the Requesting Securityholder shall reasonably consider suitable, relating to the resale and distribution of Registrable Shares (and such other securities, if any, as provided in SECTION 2.2(a)) in the Qualifying Jurisdictions in Canada under Applicable Securities Law or the POP System, if applicable, and, unless the context otherwise requires, includes any documents incorporated or deemed to be incorporated by reference therein under the POP System (including, if the PREP Procedures are applicable, any PREP Information set forth in a Supplemental PREP Prospectus relating to such resale and distribution that is deemed under the PREP Procedures to be incorporated by reference into such final short form prospectus) and, if Quebec is a Qualifying Jurisdiction, the French language version thereof provided that such term shall also mean, unless the context otherwise requires, such final short form prospectus which shall constitute part of, and be included in, the Registration Statement relating to such resale and distribution in the United States.

         "QUALIFYING JURISDICTIONS" means each of the provinces of Canada and,
(i) with respect to any registration of securities in connection with a demand registration pursuant to SECTION 2.1, the United States (and the applicable states thereof) if so designated; or (ii) with respect to any registration of securities in connection with an incidental registration pursuant to SECTION 2.2, such other jurisdictions (including the United States and the applicable states thereof) as may be designated by the Company in a Proposed Registration Notice.

         "REGISTER" means, with respect to any securities, (i) in circumstances in which any Canadian Securities Laws are applicable, the qualification for distribution of such securities under such Canadian Securities Laws effected by preparing and filing with applicable Canadian

         Securities Commissions a Preliminary Prospectus and a Prospectus relating to such distribution, and obtaining receipts therefor from such Canadian Securities Commissions, in accordance with such Canadian Securities Laws; and (ii) in circumstances in which the U.S. Securities Laws are applicable, the registration of the offer and sale of such securities under the U.S. Securities Act effected by preparing and filing with the SEC a Registration Statement covering such offer and sale and causing such Registration Statement to become effective in accordance with the U.S. Securities Act, and "REGISTERED", "REGISTRATION" and similar terms have correlative meanings.

         "REGISTRABLE SHARES" means any (a) Common Shares, (b) Common Shares issued on exercise of Warrants or issuable upon the due exercise of Warrants, or
(c) Common Shares issued or issuable upon exercise of any security, held by any Securityholder as of the date of any Demand Registration Notice or Incidental Registration Notice, as the case may be, and any Common Shares issued or distributed by the Company in respect of such securities in connection with a stock dividend, subdivision or other reorganization of the Company's capital, that are held by any Securityholder as of the date of any Demand Registration Notice or Incidental Registration Notice, as the case may be, provided that any such securities shall cease to be Registrable Shares when: (i) a registration of such securities in accordance with the terms hereof shall have become effective and the underwriting in respect thereof has been successfully completed; (ii) such securities shall have ceased to be outstanding; (iii) such securities shall have ceased to be held or beneficially owned by any Securityholder; or (iv) the Company and the Securityholder shall each have received an opinion of its counsel to the effect that, under the Canadian Securities Laws and U.S. Securities Laws, such securities are no longer subject to any restrictions on resale under the Canadian Securities Laws or U.S. Securities Laws.

         "REGISTRATION DOCUMENTS" means, with respect to any registration of Registrable Shares, a Preliminary Prospectus, a Prospectus, a Supplemental PREP Prospectus (if the PREP Procedures are applicable) and a Registration Statement, or other form of disclosure document, relating to such registration and any other document (including, unless the context otherwise requires, any amendment or supplement to such Preliminary Prospectus, Prospectus, Supplemental PREP Prospectus or Registration Statement) required by Applicable Securities Laws to be filed with applicable Securities Commissions by or on behalf of Participating Securityholders or the Company in order to cause such registration to become effective and/or required by Applicable Securities Laws to be delivered by or on behalf of Participating Securityholders to prospective purchasers of such Registrable Shares in connection with the resale and distribution thereof.

         "REGISTRATION STATEMENT" means a registration statement under the U.S. Securities Act, in a form which counsel to the Company and counsel to the Requesting Securityholder shall reasonably consider suitable, relating to the resale and distribution of Registrable Shares in the United States, as from time to time amended, and, unless the context otherwise requires, includes the exhibits thereto, any documents incorporated or deemed to be incorporated by reference therein and, if the PREP Procedures are applicable, any PREP Information set forth in a Supplemental PREP Prospectus relating to such resale and distribution.

         "REQUESTING SECURITYHOLDER" means any Securityholder (a) making a request for demand registration under a Shelf Demand Registration Notice pursuant to SECTION 2.1(a) OR (b) making a request for incidental registration under an Incidental Registration Notice pursuant to SECTION 2.2(a), as the case may be, including in each case any Participating Securityholders.

         "SEC" means the United States Securities and Exchange Commission or any other federal agency of the United States at the time administering the U.S. Securities Act or the U.S. Exchange Act, whichever is the relevant statute in the context in which such term is used.

         "SECURITIES ACT" means the SECURITIES ACT (Alberta), or any successor thereto, as from time to time amended.

         "SECURITIES COMMISSIONS" means the Canadian Securities Commissions and, if the United States is a Qualifying Jurisdiction, the SEC.

         "SECURITYHOLDER" means a Buyer and any affiliate of a Buyer which holds Registrable Shares and, if applicable, any person who is an assignee pursuant to
SECTION 4.9.

         "SHELF DEMAND REGISTRATION NOTICE" has the meaning attributed thereto in SECTION 2.1(A).

         "STOCK OPTIONS" means any Common Share options granted by the Company or any of its direct or indirect wholly-owned subsidiaries pursuant to the Common Share Option Plan.

         "SUBSIDIARY" has the meaning attributed thereto in the SECURITIES ACT.

         "SUPPLEMENTAL PREP PROSPECTUS" means a supplemented short form prospectus of the Company, in a form which counsel to the Company and counsel to the Requesting Securityholder shall reasonably consider suitable, which sets forth the PREP Information omitted from a Prospectus relating to the resale and distribution of Registrable Shares (and such other securities, if any, as provided in SECTION 2.1(b) and SECTION 2.2(a)) in the Qualifying Jurisdictions in Canada and, if Quebec is a Qualifying Jurisdiction, includes, unless the context otherwise requires, the French language version thereof, provided that such term shall also mean, unless the context otherwise requires, such supplemented short form prospectus forming part of the Registration Statement relating to such resale and distribution in the United States.

         "TERMINATION DATE" means the first date on which no Securityholder holds Registrable Shares.

         "UNDERWRITING" means (i) with respect to any resale of Registrable Shares by any Securityholder, a firm commitment underwriting (including a "BOUGHT DEAL") by one or more investment dealers to purchase such Registrable Shares as principal from such Securityholder for resale or a "BEST EFFORTS" or other commitment by one or more investment dealers to sell such Registrable Shares as broker or as sales or placement agent for such Securityholder; and
(ii) with respect to any issue and sale of securities of the Company by the Company, a firm commitment underwriting by one or more investment dealers to purchase such securities as principal from the Company for resale, and "UNDERWRITE", "UNDERWRITTEN" and similar terms have correlative meanings and "UNDERWRITER" means any such investment dealer acting or proposing to act in any such capacity.

         "U.S. EXCHANGE ACT" means the UNITED STATES SECURITIES EXCHANGE ACT OF 1934, or any successor thereto, as from time to time amended, and the rules, regulations and forms from time to time promulgated thereunder.

         "U.S. SECURITIES ACT" means the UNITED STATES SECURITIES ACT OF 1933, or any successor thereto, as from time to time amended, and the rules, regulations and forms from time to time promulgated thereunder.

         "U.S. SECURITIES LAWS" means, collectively, the U.S. Securities Act, the U.S. Exchange Act and such other federal statutes of the United States and state "BLUE SKY" laws as contemplated by SECTION 2.3(a)(ix) from time to time in effect relating to the regulation of securities markets and trading in securities and the respective rules, regulations and forms from time to time promulgated thereunder.

         "WARRANTS" means the common stock purchase warrants issued or to be issued to Buyer from time to time pursuant to the Warrant Purchase Agreement.

         "WARRANT PURCHASE AGREEMENT" means each Warrant Purchase Agreement dated the date hereof between the Company and each Buyer.

         (b) Unless the context otherwise requires, any reference herein to any Preliminary Prospectus, Prospectus, Supplemental PREP Prospectus or Registration Statement as of any time shall include any amendment or supplement thereto and any document incorporated or deemed to be incorporated by reference therein as of such time.

         (c) Unless the context otherwise requires, any reference herein to a "SECTION" or "CLAUSE" refers to a Section or clause, as the case may be, of this Agreement, and the words "HEREIN" "HEREOF" and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision.

            ARTICLE II--REGISTRATION UNDER APPLICABLE SECURITIES LAWS
                        ---------------------------------------------

         SECTION 2.1. DEMAND REGISTRATION.

         (a) REQUEST FOR SHELF REGISTRATION. Subject to the provisions of this
SECTION 2.1, upon the written request (a "SHELF DEMAND REGISTRATION NOTICE") of any Securityholder, given to the Company at any time until such time as such Securityholder and its affiliates no longer beneficially own (including Common Shares issuable pursuant to Warrants) at least 5% of the outstanding Common Shares, that the Company register some or all of the Registrable Shares held at such time by the Requesting Securityholder and any other Securityholder requesting registration of any of its Registrable Shares (each of which shall join in such request by signing the Demand Registration Notice, and all of which together with the Requesting Securityholder, are collectively referred to in this Agreement (other than SECTION 2.2) as the "PARTICIPATING SECURITYHOLDERS") pursuant to Rule 415 promulgated under the U.S. Securities Act providing for the sale by the Participating Securityholders of their respective Registrable Shares (such registration statement, the "SHELF REGISTRATION STATEMENT"). The Company shall give prompt written notice to all holders of Registrable Shares of the Shelf Demand Registration Notice, and each holder of Registrable Shares who wished to include all or a portion of such holder's Registrable Shares in the Shelf Demand registration Statement (each such holder including shares of Registrable Securities in such registration also a Participating Securityholder) shall so notify the Company within 15 days after the receipt by the holder of the notice from the Company. Upon any such request, each Participating Securityholder shall be entitled to have their Registrable Securities included in the Shelf Registration Statement. The Participating Securityholders may, at their option, request that the Company file the Shelf Registration Statement using Form S-3, if such form is available for use by the Company. The Company shall use its best efforts to file the Shelf Registration Statement at the earliest practicable date, but in any event not later than 90 days after the Shelf Demand Registration Notice is received by the Company, and use its best efforts to have the Shelf Registration Statement thereafter declared effective by the SEC at the earliest practicable date. The Company agrees to use its best efforts to keep the Shelf Registration Statement continuously effective for a period beginning on the date on which the Shelf Registration Statement is declared effective by the SEC until the earlier to occur of (i) five years and six months after November 30, 2006, (ii) the day after the date on which all of the Common Shares covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement, or (iii) the first date on which there shall cease to be any Common Shares covered by the Shelf Registration Statement. The Company further agrees, if necessary, to supplement or amend the Shelf Registration Statement, if required by the rules, regulations, or instructions applicable to the registration form used by the Company or by the U.S. Securities Act or by any other rules and regulations thereunder for shelf registration, and the Company agrees to furnish to the Participating Securityholders whose Common Shares are included in the Shelf Registration Statement copies of any such supplement or amendment promptly after its issuance or filing with the SEC.

         (b) NUMBER OF DEMAND REGISTRATIONS. Subject to the other provisions of this SECTION 2A, the Company shall not be required to effect more than two demand registrations pursuant to this SECTION 2.1 in any 12 month period following the date hereof without regard to the Securityholder making such request.

         (c) REGISTRATION OF OTHER SECURITIES. In connection with any registration of Registrable Shares to be effected by the Company pursuant to this SECTION 2.1, the Company may include securities other than Registrable Shares among the securities covered by such registration.

         (d) EFFECTIVENESS. A demand registration requested pursuant to this
SECTION 2.1 shall not be deemed to have been effected and will not be considered to be a demand registration which may be requested by the Securityholders pursuant to this SECTION 2.1 where: (i) such registration has not become effective; or (ii) if such registration has become effective, it does not remain effective until five years and six months after November 30, 2006, or such registration is interfered with by any cease trading or stop order, injunction or other order or requirement of any of the Securities Commissions or other governmental agency or court for any reason (other than as a result of any act or omission or alleged act or omission of any of the Participating Securityholders or any of the underwriters in respect of the distribution relating to such registration) and has not thereafter become effective and, thereafter, it does not remain effective until five years and six months after November 30, 2006.

         (e) POSTPONEMENTS. The Company shall be entitled to postpone for a reasonable period of time (but not exceeding 21 days) the filing of any Registration Document or the effectiveness of any registration otherwise required pursuant hereto if the Board of Directors determines in good faith, based on the advice of counsel, that it is in possession of material information that has not been disclosed to the public and that the disclosure of such information at such time in a Registration Document would be seriously detrimental to the Company, and, in any such case the Company will promptly give the Requesting Securityholder written notice of such determination containing an approximation of the anticipated period of time of such postponement, provided that the Company shall only be entitled to one such postponement in any three year period.

         SECTION 2.2. INCIDENTAL REGISTRATION.

         (a) RIGHT TO INCLUDE REGISTRABLE SHARES.

                  (i) If the Company, at any time before the Termination Date, proposes to register any securities of the Company, whether for its own account or for the account of one or more security holders of the Company by way of any registration form that may be used for registration of Registrable Securities, the Company will, subject to
         SECTION 2.2(b), give written notice (a "PROPOSED REGISTRATION NOTICE") to the Securityholders of such proposal at least 15 Business Days prior to the filing of any Registration Document relating to such proposed registration. The Proposed Registration Notice shall include the particulars of the proposed offering, if available, including the Qualifying Jurisdictions, in which such registration is to be effected, the estimated number of securities of the Company proposed to be issued, the range of the estimated offering price per security of the Company, the proposed plan of distribution and the proposed terms of the underwriting arrangements, if any. The Company shall also provide to the Securityholders any current draft Preliminary Prospectus, if available, and any current draft underwriting agreement, if available, relating to the proposed offering. Subject to the provisions of this
         SECTION 2.2, upon the written request (an "INCIDENTAL REGISTRATION NOTICE") of any Securityholder, given to the Company within, in the case of a "BOUGHT DEAL", 15 Business Days, and otherwise, 10 Business Days after the receipt of the Proposed Registration Notice, that the Company register some or all of the Registrable Shares held at such time by the Requesting Securityholder and any other Securityholder requesting registration of any of its Registrable Shares at that time (each of which shall join in such request by signing the Incidental Registration Notice, and all of which, together with the Requesting Securityholder, are collectively referred to in this Agreement (other than SECTION 2.1(a) as the "PARTICIPATING SECURITYHOLDERS") the Company will use its commercially reasonable efforts to register such Registrable Shares and cause such registration to become effective under the Applicable Securities Laws, so as to permit the resale and distribution of such Registrable Shares to be effected in the Qualifying Jurisdictions in accordance with the Applicable Securities Laws in such manner as the Requesting Securityholder may reasonably designate in connection with such proposed offering by the Company. The Incidental Registration Notice shall specify the number of Registrable Shares to be registered and the intended manner of disposition thereof.

                  (ii) If the Company, at any time after it has given a Proposed Registration Notice, determines for any reason not to proceed with or to delay the registration specified in such Proposed Registration Notice, the Company will promptly give the Requesting Securityholder written notice of such determination and, thereupon, (i) in the case of a determination not to proceed with such registration, the Company shall be relieved of its obligations hereunder to register any Registrable Shares in connection with such registration, and (ii) in the case of a determination to delay such registration, the Company shall be permitted to delay registering any Registrable Shares for the same period as the delay in such registration. No registration of Registrable Shares effected under this SECTION 2.2 shall, subject to
         SECTION 2.1, relieve the Company of its obligations with respect to any demand registration which may be requested by the Securityholders pursuant to SECTION 2.1.

         (b) PRIORITY IN INCIDENTAL REGISTRATIONS. If the Company is advised by letter by the managing underwriter in respect of the proposed offering relating to a registration specified in a Proposed Registration Notice of the managing underwriter's belief that the resale and distribution of the Registrable Shares to be included in such registration could materially adversely affect its ability to effect such offering, the Company will be required to include in such registration only that number of Registrable Shares, if any, that such letter states may be so included without having such effect, and, in such case, the Company will promptly give the Participating Securityholders written notice of such advice (such notice to state the basis of such belief and the approximate number of such securities which may be so included without having such effect) and the Participating Securityholders shall allocate the Registrable Shares among themselves on a pro rata basis based on the number of Registrable Shares of each Participating Securityholder requested to be included in such offering.

         SECTION 2.3. REGISTRATION PROCEDURES. In connection with the Company's obligations pursuant to SECTION 2.1 and SECTION 2.2, the Company will use its commercially reasonable efforts to cause any registration of Registrable Shares required thereunder to become effective under the Applicable Securities Laws so as to permit the resale and distribution of such Registrable Shares to be effected in the Qualifying Jurisdictions in accordance with the Applicable Securities Laws in the manner designated by the Requesting Securityholder pursuant hereto.

         (a) Without limiting the generality of the foregoing, the Company will as expeditiously as possible:

                  (i) prepare, approve and file with each Securities Commission the Registration Documents (but in no event later than 90 days after a request is received from any Participating Securityholder) and use its commercially reasonable efforts to cause such registration to become effective (but in any event not later than 120 days after a request is received from any Participating Securityholder) and to remain continuously effective for such period as may be reasonably necessary to effect the resale and distribution of such Registrable Shares in the manner designated by the Requesting Securityholder pursuant hereto, provided that the Company shall have no obligation to maintain the effectiveness of such registration after five years and six months after November 30, 2006, and provided further that the time periods set forth in the Registration Rights Agreement by and among the Company, each subscriber thereunder, D&D Securities Company, Energy Capital Solutions, LLC, Octagon Capital Corporation, and the holders of the Lender Warrants, as defined therein, and not the time periods set forth in this SECTION 2.3(a)(i), shall apply to the Company's initial registration of its securities;

                  (ii) if requested by the Requesting Securityholder, promptly incorporate in a Supplemental PREP Prospectus such PREP Information as the Requesting Securityholder agrees should be included therein relating to the resale and distribution of such Registrable Shares, promptly make all required filings of such Supplemental PREP Prospectus as soon as practicable following receipt of such PREP Information, and supplement or make amendments to any Registration Document relating to the manner of resale and distribution of such Registrable Shares if requested by the Requesting Securityholder;

                  (iii) prior to filing a Registration Document, furnish to the Participating Securityholders, copies of such Registration Document as is proposed to be filed or delivered, and thereafter furnish to the Participating Securityholders, such number of copies of such Registration Document (in each case including all exhibits thereto and all documents incorporated by reference therein) and such other documents as the Participating Securityholders may reasonably request in order to facilitate the intended transaction and such Participating Securityholders shall have the opportunity to object to any information pertaining to any such Participating Securityholder that is contained therein and the Company will make the corrections reasonable and promptly requested by such Participating Securityholders with respect to such information prior to filing any Registration Document or amendment thereto;

                  (iv) notify the Participating Securityholders promptly, and (if requested by any such person) confirm such advice in writing:

                           A. when any Registration Document has been filed and
                  when such registration has become effective;

                           B. of any request received by the Company from any
                  Securities Commission for any amendment or supplement to any Registration Document or for additional information;

                           C. when the Company receives notification of the
                  issuance by any Securities Commission of any cease trading or stop order suspending the effectiveness of such registration or the initiation of any proceedings for that purpose;

                           D. if at any time the representations and warranties
                  of the Company made as contemplated in the last paragraph of this SECTION 2.3 cease to be true and correct in all material respects;

                           E. of the occurrence of any material change which
                  requires the making of any amendment to any Registration Document so that such document will not contain any misrepresentation; and

                           F. of the Company's reasonable determination that any
                  amendment to any Registration Document would be appropriate;

                  (v) make available for inspection or examination by the Participating Securityholders and any solicitor, accountant, reserve engineer or other professional retained by the Participating Securityholders (collectively, the "PROFESSIONALS"), the officers, employees, advisors and consultants of the Company, and all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "RECORDS") as shall be reasonably necessary to enable the Participating Securityholders, and the Professionals to complete their respective due diligence and cause the Company's officers, directors or employees to supply all information reasonably requested by any Professionals in connection with such Registration Document. Records which the Company determines, in good faith, to be confidential and which it notifies the Participating Securityholders, or the Professionals are confidential shall not be disclosed by the Participating Securityholders, the Underwriters or the Professionals unless and to the extent the disclosure of such Records would be required under the Applicable Securities Laws. The Participating Securityholders agrees that information obtained by them as a result of such inspection shall not be used except for the purpose of fulfilling their due diligence obligations;

                  (vi) promptly use its commercially reasonable efforts to prevent the issuance of any cease trading, stop or other order suspending the effectiveness of such registration, and, if any such order should be issued, to obtain the withdrawal of such order;

                  (vii) furnish to each Participating Securityholder such number of conformed copies of the Registration Documents, including all documents incorporated therein by reference, all exhibits thereto, all correspondence from a Securities Commission or other governmental agency, each letter written by or on behalf of the Company to a Securities Commission and such other documents as the Requesting Securityholder may reasonably request in order to facilitate the resale and distribution of such Registrable Shares;

                  (viii) prior to any public offering of such Registrable Shares, unless appropriate exemptions are available, qualify or register such Registrable Shares for offer and sale under the securities or "BLUE SKY" laws of such states of the United States as the Requesting Securityholder reasonably requests, keep each such qualification or registration effective during the period beginning on the date of such registration and ending five years and six months after November 30, 2006, and do any and all other acts or things which may be necessary or advisable to enable the disposition in such jurisdictions of such Registrable Shares, provided that the Company shall not be required for any such purpose to qualify generally to do business as a foreign corporation in any such jurisdiction, consent to general service of process in any such jurisdiction (other than in connection with such offering) or make any changes to its constituent documents or any agreement between it and its Securityholders;

                  (ix) upon the occurrence of any event contemplated by SECTION 2.3(a)(iv)(e), prepare and file a supplement or amendment to the applicable Registration Document or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the prospective purchasers of such Registrable Shares, the applicable Registration Document will not contain any misrepresentation;

                  (x) with respect to underwritten offerings, enter into such agreements (including an underwriting agreement) and take all such other actions in connection therewith as may be reasonably necessary in order to facilitate the disposition of such Registrable Shares and in such connection: (i) make such representations and warranties to the Participating Securityholders and the managing underwriters with respect to the Registration Documents in form, scope and substance as are customarily made by the Company to underwriters in underwritten offerings of Common Shares made by the Company in Canada or the United States, as the case may be, and confirm the same if and when requested;
         (ii) enter into an underwriting agreement in form, scope and substance as is customary in underwritten offerings of Common Shares made by the Company in Canada or the United States, as the case may be; (iii) obtain and furnish to each Participating Securityholder and the managing underwriters opinions of counsel and auditors to the Company and updates thereof with respect to the Registration Documents in form, scope and substance as are customarily made by such counsel in underwritten offerings of Common Shares made by the Company in Canada or the United States, as the case may be, including any translation opinions required in respect of any French language Prospectus filed with any Canadian Securities Commission; (iv) obtain and furnish to each Participating Securityholder and the managing underwriters a comfort letter, dated the later of the date of the Prospectus and, if the PREP Procedures are applicable, the date of the Supplemental PREP Prospectus and brought forward to a date prior to the date of closing as required under such underwriting agreement signed by the independent chartered accountants or certified public accountants who have audited the Company's financial statements included or incorporated by reference in such Registration Document, covering substantially the same matters with respect to such Registration Document and with respect to events subsequent to the date of such financial statements as are or would be customarily covered in "COMFORT" letters delivered by the Company's auditors to underwriters in underwritten public offerings of Common Shares made by the Company in Canada or the United States, as the case may be; (v) ensure that included in such underwriting agreement are the indemnification provisions and procedures of SECTION 2.6 with respect to all parties to be indemnified pursuant thereto; and (vi) deliver such documents and certificates as may be reasonably requested by the Requesting Securityholder and the managing underwriters to evidence compliance with this clause (x) and with any customary conditions contained in such underwriting agreement; all of the above to be done at the closing under such underwriting agreement or as and to the extent required thereunder;

                  (xi) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such Registration Document;

                  (xii) cooperate with the Participating Securityholders and the managing underwriters to facilitate the timely preparation and delivery of certificates representing

                  Registrable Shares to be sold, not bearing any restrictive legends, and enable such certificates to be in such denominations and registered in such names as the managing underwriters may request at least two Business Days prior to any sale of such Registrable Shares;

                  (xiii) comply with all Applicable Securities Laws and make generally available to its securityholders, as soon as practicable but no later than 18 months after the effective time of any registration under the U.S. Securities Act, an earnings statement of the Company and its subsidiaries complying with Section 11(a) of the U.S. Securities Act (including Rule 158 thereunder); and

                  (xiv) use commercially reasonable efforts to cause all such Registrable Securities to be listed on each securities exchange on which securities of the same class issued by the Company are then listed or, if no such similar securities are then listed, on The NASDAQ Stock Market or a national securities exchange selected by the Company.

         (b) The Company may require each Participating Securityholder to furnish to the Company in writing such information regarding itself and the distribution of such Registrable Shares as the Company may from time to time reasonably request in order to comply with the Applicable Securities Laws. Each Participating Securityholder agrees to notify the Company in writing as promptly as practicable of any inaccuracy or change in information previously furnished by such Participating Securityholder to the Company or of the occurrence of any event, in either case as a result of which any Registration Document relating to such registration contains any misrepresentation regarding such Participating Securityholder or the distribution of such Registrable Shares, and to promptly furnish to the Company in writing any additional information required to correct and update any previously furnished information or required such that such Registration Document shall not contain, with respect to such Participating Securityholder or the distribution of such Registrable Shares, any misrepresentation.

         (c) Upon receipt of any notice from the Company of the occurrence of any event of the kind described in SECTION 2.3(iv)(B), (C), (E), OR (F), each Participating Securityholder shall be required to forthwith discontinue disposition and distribution of such Registrable Shares for a reasonable length of time not to exceed 60 days until such Participating Securityholder receives the copies of the supplement or amendment to the applicable Registration Document, or until it is advised in writing by the Company that the use of the applicable Registration Document may be resumed and it has received copies of any additional or supplemental filings which are incorporated by reference in such Registration Document, and, if so directed by the Company, such Participating Securityholder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Participating Securityholder's possession, of the Registration Documents current at the time of receipt of such notice.

         (d) The Company agrees that the delivery to an underwriter, pursuant to the foregoing provisions, of any Registration Document shall constitute the representation and warranty by the Company to such underwriter and to the Participating Securityholders that all information and statements (except information or statements relating solely to such underwriter or the Participating Securityholders) contained in such Registration Document are, at the date of delivery, true and correct in all material respects, contain no misrepresentation and constitute full, true and plain disclosure of all material facts relating to the Company and its subsidiaries. The Company also agrees that such respective deliveries shall also constitute the consent of the Company to the use by such underwriter of the Registration Documents in connection with the offer for sale, sale or distribution of the Registrable Shares then being sold and distributed in compliance with the relevant provisions of such underwriting agreement, this Agreement and Applicable Securities Laws.

         (e) No Registration Document shall contain any misrepresentation or untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading (except, with respect to any Participating Securityholder, for an untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact made in reliance on and in conformity with written information furnished to the Company by or on behalf of such Participating Securityholder specifically for use therein).

         SECTION 2.4. INCIDENTAL UNDERWRITTEN OFFERINGS. In any distribution pursuant to which incidental registration is requested under SECTION 2.2 the Company will, if requested by the Requesting Securityholder in the Incidental Registration Notice relating to such request and subject to SECTION 2.2(b), arrange for the underwriters in respect of the proposed offering of the Company relating to such request to include all of the Registrable Shares to be resold by the Participating Securityholders among the securities of the Company to be distributed by such underwriters under such offering, and the Participating Securityholders shall be parties to the underwriting agreement between the Company and all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of the Participating Securityholders and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement shall be conditions precedent to the obligations of the Participating Securityholders. None of the Participating Securityholders shall be required to make any representations or warranties to or agreements with the Company or such underwriters other than representations, warranties or agreements regarding such Participating Securityholder, such Participating Securityholders' Registrable Shares and such Participating Securityholders' intended method of distribution as are customarily required and any other representation required by law.

         SECTION 2.5. PREPARATION; REASONABLE INVESTIGATION. In connection with the preparation and filing of each Registration Document under the Applicable Securities Laws pursuant to this Agreement, the Company will give the Requesting Securityholder and its counsel the opportunity to participate in the preparation of such Registration Document and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and independent chartered accountants who have audited its financial statements as shall be necessary, in the opinion of such counsel, acting reasonably, to conduct a reasonable investigation within the meaning of the Applicable Securities Laws, provided that each such person shall be required to maintain in confidence and not to disclose to any other person any information or documents designated by the Company as being confidential until such time as such information becomes a matter of public record (whether by virtue of its inclusion in the Registration Documents or otherwise) or such person shall be required so to disclose such information pursuant to Applicable Securities Laws or an order of any court or governmental agency or other body having jurisdiction (subject to the requirements of such order, and only after such person shall have given the Company prompt prior written notice of such requirement).

         SECTION 2.6. INDEMNIFICATION

         (a) INDEMNIFICATION BY THE COMPANY. The Company will indemnify and hold harmless each of the Participating Securityholders and each underwriter which participates in any offering or sale of Registrable Shares registered hereunder against any losses, claims, damages or liabilities, joint or several, to which such person may become subject under the Applicable Securities Laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon a misrepresentation or an alleged misrepresentation contained in any Registration Document under which such Registrable Shares were registered hereunder, and will reimburse such person for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such action or claim as such expenses are incurred, provided that the Company shall not be liable to any such person in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon a misrepresentation or an alleged misrepresentation made in any such Registration Document in reliance upon and in conformity with written information furnished to the Company by such person expressly for use therein.

         (b) INDEMNIFICATION BY THE PARTICIPATING SECURITYHOLDERS. The Company may require, as a condition to registering any Registrable Shares hereunder and to entering into any underwriting agreement with respect thereto, that the Company shall have received an undertaking reasonably satisfactory to it from each of the Participating Securityholders, severally and not jointly, to:

                  (i) indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject under the Applicable Securities Laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon a misrepresentation or an alleged misrepresentation contained in any Registration Document under which such Registrable Shares were registered hereunder, but only to the extent that such misrepresentation or alleged misrepresentation was made in reliance upon and in conformity with written information furnished to the Company by such person expressly for use therein and

                  (ii) reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred, provided that no such Participating Securityholder shall be required to undertake liability to any person under this SECTION 2.6(b) for any amounts in excess of the amount of the proceeds to be received by such Participating Securityholder from the sale of such Registrable Shares pursuant to such registration in such case as reduced by any damages, penalties or other amounts that such Participating Securityholder is or was otherwise required to pay by reason of such misrepresentation or alleged misrepresentation.

         (c) NOTICES OF CLAIMS, ETC. Promptly after receipt by an indemnified party of notice of the commencement of any action, proceeding, investigation or threat thereof involving a claim referred to in SECTION 2.6(a) or SECTION 2.6(b), such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party pursuant to the indemnification provisions of or contemplated by this SECTION 2.6, notify such indemnifying party in writing of the commencement of such action, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under the indemnification provisions of or contemplated by SECTION 2.6(a) or SECTION 2.6(b) hereof. In case any such action shall be brought against any indemnified party, the indemnified party shall notify an indemnifying party of the commencement thereof, unless in the reasonable judgment of such indemnified party a conflict of interest shall exist between such indemnified party and the indemnifying party with respect to such action such indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, such indemnifying party shall not be liable to such indemnified party for any legal expenses of other counsel or other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim, (ii) does not provide for a remedy other than the payment of money damages, and (iii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

         (d) CONTRIBUTION. If for any reason the indemnification provisions contemplated by SECTION 2.6(a) and SECTION 2.6(b) are unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the misrepresentation which results in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the misrepresentation or alleged misrepresentation relates to information supplied by such indemnifying party or by such indemnified party, and the parties relative intent, knowledge, access to information and opportunity to correct or prevent such misrepresentation. The parties hereto agree that it would not be just and equitable if contributions pursuant to this
SECTION 2.6(d) were determined by pro rata allocation (even if the Participating Securityholders or any underwriters or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this SECTION 2.6(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, or liabilities (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this SECTION 2.6(d), no Participating Securityholder shall be required to contribute any amount in excess of the amount by which the amount of the proceeds received by such Participating Securityholder from the sale of any Registrable Shares exceeds the amount of any damages or penalties which such Participating Securityholder has otherwise been required to pay by reason of such misrepresentation or alleged misrepresentation, and no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such underwriter has otherwise been required to pay by reason of such misrepresentation or alleged misrepresentation. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the U.S. Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Participating Securityholders' and any underwriters' obligations in this SECTION 2.6(d) to contribute shall be several in proportion to the number of Registrable Shares registered or underwritten, as the case may be, by them and not joint.

         (e) OTHER RIGHTS, LIABILITIES. The obligations of the Company under this SECTION 2.6 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each officer, director, partner and agent of each Participating Securityholder and underwriter and each person, if any, who controls any Participating Securityholder or underwriter within the meaning of the Applicable Securities Laws, and the obligations of the Participating Securityholders and any underwriters contemplated by this SECTION 2.6 shall be in addition to any liability which the respective Participating Securityholder or underwriter may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company, including any person who, with his consent, is named in any Registration Document as about to become a director of the Company and to each person if any, who controls the Company within the meaning of the Applicable Securities Laws.

         SECTION 2.7. ADJUSTMENTS AFFECTING REGISTRABLE SHARES. During any period commencing on either: (i) the date on which a request for demand registration has been made pursuant to SECTION 2.1(a), or (ii) the date on which a request for incidental registration has been made pursuant to SECTION 2.2(a) and, in either event, terminating on the date which is the earlier of: (A) the date which is five years and six months after November 30, 2006; (B) the date on which all Registrable Shares registered hereunder are sold or disposed of; and
(C) the date on which such request is withdrawn or the registration relating thereto is otherwise not effected pursuant hereto, the Company will not effect or permit to occur, or announce any future intent to effect or permit to occur, any consolidation or subdivision of the Common Shares which would materially adversely affect the ability of the Securityholders to register Registrable Shares hereunder or the marketability of Registrable Shares under any such registration.

         SECTION 2.8. EXPENSES. The Company shall bear and pay all costs, fees and expenses of or incidental to the registration and distribution of the Registrable Shares, including, without limitation, all registration and filing fees (including fees with respect to filings required to be made with any stock exchange and the NASD and applicable U.S. state "BLUE SKY" laws), reasonable fees and disbursements of counsel for the Company, the auditors of the Company and any other reasonable and standard special experts or advisors retained by the Company in connection therewith, word processing, translation, duplicating and printing expenses, messenger, telephone and delivery expenses, expenses in connection with the preparation and printing of share certificates and the fees and expenses of the transfer agent and registrar for the classes of securities in the Registrable Shares, fees and disbursements of counsel for any of the Participating Securityholders, expenses in connection with the preparation of audio-visual material, marketing documents and other marketing devices and associated with marketing and information meetings, and all other costs, fees and expenses of or incidental to the sale of the Registrable Shares, whether or not any registration of the Registrable Shares becomes effective; provided, however, that the Company shall not bear or pay any expenses related to the underwriters' fees and disbursements (including discounts, commissions, fees of underwriters relating to the distribution of the Registrable Shares).

                        ARTICLE III--ADDITIONAL COVENANTS
                                     --------------------

         SECTION 3.1. POP SYSTEM ELIGIBILITY. The Company will use reasonable commercial efforts to maintain its ability to issue its securities under the POP System.

         SECTION 3.2. OTHER REGISTRATION RIGHTS. The Company covenants that it will not grant to any person any right of registration under the Applicable Securities Laws relating to any Common Shares other than pursuant to this Agreement, unless, subject to SECTION 2.1(c), the rights so granted to such person do not limit or restrict the Securityholders' right to request demand registration as provided for in SECTION 2.1 at such times as the Securityholders determine in their sole judgment.

         SECTION 3.3. RULE 144 AND RULE 144A.

         (a) The Company hereby covenants that the Company shall timely file the reports and other documents required to be filed by it under all U.S. Securities Laws (including but not limited to the reports under Sections 13 and 15(d) of the U.S. Exchange Act referred to in subparagraph (c)(1) of Rule 144 adopted by the SEC and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, will, upon the request of any Securityholder, make publicly available such other information including as provided in Rule 144(c)(2) and 144A(d)) and will take such further action as any Securityholder may reasonably request, all to the extent required from time to time to enable such holder to sell securities of the Company in compliance with applicable U.S. "BLUE SKY" laws and without registration under the U.S. Securities Laws within the limitation of the exemptions provided by Rule 144 or 144A, as such Rule may be amended from time to time; or

                  (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Securityholder, the Company will deliver to such holder a written statement as to whether it has complied with such requirements along with a copy of the most recent annual or quarterly report (if any) of the Company and such other reports as may be reasonably requested by Buyer.

         (b) If the Company, at any time after the date hereof, proposes to sell any securities of the Company in connection with a proposed issue and sale of such securities by the Company by way of a placement pursuant to Rule 144A, the Securityholders will have the right to include any or all of their Common Shares in such placement upon substantially the same terms and conditions set forth in

SECTION 2.2 with respect to underwritten public offerings. If Securityholders participate in such a Rule 144A placement, the costs, fees and expenses of such Rule 144A placement, including those of the type described in SECTION 2.8, shall be allocated pro rata among the Company and such Securityholders on the basis of the respective value of the securities offered in such Rule 144A placement.

                            ARTICLE IV--MISCELLANEOUS
                                        -------------

         SECTION 4.1. CALCULATION OF TIME PERIODS. Unless otherwise specified herein, the period of time within which or following which any act is to be done or step taken pursuant to this Agreement shall be calculated by excluding the day on which the period commences and including the day on which the period ends. If the last day of such period is not a Business Day, the period in question shall end on the next Business Day.

         SECTION 4.2. SEVERABILITY. If any provision of this Agreement or any application thereof shall be declared or held to be invalid, illegal or unenforceable in whole or in part whether generally or in any particular jurisdiction, such provision shall be deemed to be amended to the extent necessary to cure such invalidity, illegality or unenforceability, and the validity, legality or enforceability of the remaining provisions of this Agreement, both generally and in every other jurisdiction, shall not in any way be affected or impaired thereby.

         SECTION 4.3. AMENDMENTS. No amendment or modification of this Agreement shall be binding unless in writing and signed by all of the parties hereto.

         SECTION 4.4. WAIVER. No waiver by any party hereto of any breach of any of the provisions of this Agreement shall take effect or be binding upon the party unless in writing and signed by such party. Unless otherwise provided therein, such waiver shall not limit or affect the rights of such party with respect to any other breach.

         SECTION 4.5. TIME OF ESSENCE. Time shall be of the essence of this Agreement.

         SECTION 4.6. FURTHER ACTS. The parties hereto agree to execute and deliver such further and other documents and perform and cause to be performed such further and other acts and things as may be reasonably necessary or desirable in order to give full effect to this Agreement and every part thereof.

         SECTION 4.7. NOTICES. All notices, requests, demands, and other communications required or permitted to be given or made hereunder by any party hereto shall be in writing and shall be deemed to have been duly given or made if delivered personally, or transmitted by first class registered or certified mail, postage prepaid, return receipt requested, or sent by prepaid overnight delivery service, or sent by facsimile, to the parties at the addresses and facsimile numbers set forth opposite their name on the signature page hereof (or at such other addresses and facsimile numbers as shall be specified by the parties by like notice).

         SECTION 4.8. ENTIRE AGREEMENT. This Agreement, together with the Warrant Purchase Agreement, constitute the entire agreement and supersede all other prior agreements and understandings, both written and oral, between the parties and their affiliates with respect to the subject matter hereof.

         SECTION 4.9. BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. Buyer or any other Securityholder may assign all or any part its rights and obligations hereunder to any person. Any subsidiary of Buyer which holds Registrable Shares as a Securityholder shall be entitled to exercise the rights, and in doing so shall be subject to obligations of, Buyer hereunder, and Buyer holds as trustee for such subsidiary the benefits of this Agreement.

         SECTION 4.10. DESCRIPTIVE HEADLINES. The descriptive headings of the several Sections and clauses of this Agreement are inserted for reference only and shall not limit or otherwise affect the meaning hereof.

         SECTION 4.11. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

         SECTION 4.12. CONSENT TO EXCLUSIVE JURISDICTION. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST THE COMPANY ARISING OUT OF OR RELATING HERETO OR ANY OTHER TRANSACTION DOCUMENT, OR ANY OF THE OBLIGATIONS, SHALL BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, THE COMPANY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (a) ACCEPTS GENERALLY AND UNCONDITIONALLY THE EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (b) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (c) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE COMPANY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 4.7; (d) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (c) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE COMPANY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (e) AGREES BUYER RETAINS THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST THE COMPANY IN THE COURTS OF ANY OTHER JURISDICTION.

         SECTION 4.13. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER TRANSACTION DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER HEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL

DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT AND THE WARRANT PURCHASE AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 4.13 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER TRANSACTION DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE TRANSACTIONS HEREUNDER IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

         SECTION 4.14. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when executed and delivered is an original but all of which taken together constitute one and the same instrument and any party may execute this Agreement by signing any counterpart of it.

       REMAINDER OF PAGE INTENTIONALLY LEFT BLANK--SIGNATURE PAGES FOLLOW

         IN WITNESS WHEREOF, the parties have executed this Agreement, or caused this Agreement to be executed by their duly authorized representatives, all as of the day and year first above written.

                                            THE COMPANY

                                            PACIFIC ENERGY RESOURCES LTD.


                                            By: /S/ DARREN KATIC
                                                --------------------------------
                                            Name:  Darren Katic
                                            Title:  President

                                            ADDRESS FOR NOTICE PURPOSES:

                                            111 West Ocean Blvd., Suite 1240
                                            Long Beach, California 90802
                                            Attention: Darren Katie, President
                                            Facsimile: 562-436-8474












                 SIGNATURE PAGE - REGISTRATION RIGHTS AGREEMENT

         IN WITNESS WHEREOF, the parties have executed this Agreement, or caused this Agreement to be executed by their duly authorized representatives, all as of the day and year first above written.

                                                   BUYER:

                                                   GOLDMAN SACHS & CO.


                                                   By:  /S/ COLLEEN KOSTER
                                                        ------------------------
                                                   Name:  Colleen Koster
                                                   Title: Authorized Signatory

                                                   ADDRESS FOR NOTICE PURPOSES:

                                                   c/o J. Aron & Company
                                                   85 Broad Street
                                                   New York, New York 10004
                                                   Attention: Steve Bunkin
                                                   Facsimile: 212-428-3675

                                                   with a copy to:

                                                   Goldman Sachs E&P Capital
                                                   1000 Louisiana, Suite 550
                                                   Houston, Texas 77002
                                                   Attention: John K. Howie
                                                   Facsimile: 713-658-2603



                 SIGNATURE PAGE - REGISTRATION RIGHTS AGREEMENT

         IN WITNESS WHEREOF, the parties have executed this Agreement, or caused this Agreement to be executed by their duly authorized representatives, all as of the day and year first above written.

                                                   BUYER:

                                                   SPCP GROUP, L.L.C.


                                                   By:  /S/ RICHARD PETRILLI
                                                        ------------------------
                                                   Name:  RICHARD PETRILLI
                                                          ----------------------
                                                   Title: AUTHORIZED SIGNATORY
                                                          ----------------------

                                                   ADDRESS FOR NOTICE PURPOSES:

                                                   do Silver Point Capital
                                                   Two Greenwich Plaza
                                                   Greenwich, Connecticut 06830
                                                   Attention: Tim Skoufis
                                                   Facsimile: (203) 542-4545


                                                   SPCP GROUP III LLC


                                                   By:  /S/ RICHARD PETRILLI
                                                        ------------------------
                                                   Name:  RICHARD PETRILLI
                                                          ----------------------
                                                   Title: AUTHORIZED SIGNATORY
                                                          ----------------------







                 SIGNATURE PAGE - REGISTRATION RIGHTS AGREEMENT